Exhibit 99.2

ANNUAL GENERAL

MEETING APRIL 14, 2023

AGENDA AND

EXPLANATORY

NOTES

AGENDA

ANNUAL GENERAL MEETING OF SHAREHOLDERS OF CNH INDUSTRIAL N.V. (THE “COMPANY”) TO BE HELD ON FRIDAY, APRIL 14, 2023, AT 2:30 P.M. CEST AT THE OFFICES OF FRESHFIELDS BRUCKHAUS DERINGER LLP, STRAWINSKYLAAN 10, 1077 XZ AMSTERDAM, THE NETHERLANDS

The language of the Annual General Meeting (“AGM”) shall be English. The AGM is convened to discuss and decide on the agenda reflected below. The AGM can also be followed via a live webcast that will be available on the Company’s website (www.cnhindustrial.com).

1.	OPENING

2.	2022 ANNUAL REPORT

a.	Reserves and dividends policy (discussion only item)

b.	Adoption of the 2022 Annual Financial Statements (voting item)

c.	Proposal of a dividend for 2022 of €0.36 per common share (voting item)

d.	Proposal to discharge the executive directors and the non-executive directors for the performance of his or her duties in 2022 (voting item)

3.	2022 REMUNERATION REPORT

a.	Application of the remuneration policy in 2022 (advisory voting item)

b.	Proposal to approve the plan to grant rights to subscribe for common shares to executive directors under equity incentive plans (voting item)

4.	RE-APPOINTMENT OF THE EXECUTIVE DIRECTORS AND (RE)-APPOINTMENT OF THE NON-EXECUTIVE DIRECTORS

a.	Re-appointment of Suzanne Heywood (voting item)

b.	Re-appointment of Scott W. Wine (voting item)

c.	Re-appointment of Howard W. Buffett (voting item)

d.	Re-appointment of Karen Linehan (voting item)

e.	Re-appointment of Alessandro Nasi (voting item)

f.	Re-appointment of Vagn Sørensen (voting item)

g.	Re-appointment of Åsa Tamsons (voting item)

h.	Appointment of Elizabeth Bastoni (voting item)

i.	Appointment of Richard J. Kramer (voting item)

5.	ISSUANCE OF NEW SHARES BY THE COMPANY AND ACQUISITION OF SHARES BY THE COMPANY

a.	Authorization to issue shares and/or grant rights to subscribe for shares (voting item)

b.	Authorization to limit or exclude pre-emptive rights (voting item)

c.	Authorization to issue special voting shares (voting item)

d.	Authorization to repurchase own shares (voting item)

6.	RE-APPOINTMENT OF INDEPENDENT AUDITOR

Proposal to re-appoint Deloitte Accountants B.V. as the independent auditor of the Company for the 2024 financial year (voting item)

7.	CLOSE OF MEETING

EXPLANATORY NOTES

TO THE AGENDA

Item 1: Opening

The chair of the meeting will open the Annual General Meeting of shareholders.

Item 2: 2022 Annual Report

•	2a Dividend and Reserves policy (discussion only item)

Subject to the adoption of the 2022 Annual Financial Statements by the Annual General Meeting of shareholders, the Board, in accordance with article 21, paragraph 9, of the articles of association of the Company (“Articles of Association”), proposes to shareholders to distribute a dividend in cash of €0.36 per outstanding common share (after the allocation of the relevant amount to the special voting shares dividend reserve in accordance with article 22, paragraph 4, of the Articles of Association).

•	2b Adoption of the 2022 Annual Financial Statements (voting item)

The executive directors of the Company will present the development of the business and results achieved in 2022. Further, they will comment on the Report on Operations. Please refer to the relevant sections of the Annual Report.

The auditor of the Company for the 2022 financial year, Ernst & Young Accountants LLP, the Netherlands, has issued an unqualified opinion in respect of the Company’s 2022 Annual Financial Statements. It is proposed to adopt the 2022 Annual Financial Statements.

•	2c Proposal of a dividend for 2022 of €0.36 per common share (voting item)

For 2022, the Board recommends to shareholders a dividend in cash of €0.36 per common share, totaling approximately €483 million (equivalent to approximately $510 million, translated at the exchange rate reported by the European Central Bank on February 27, 2023).

The outstanding common shares will be quoted ex-dividend from April 24, 2023; the record date for the dividend shall be April 25, 2023, on both Euronext Milan and NYSE. It is expected that the dividend on the outstanding common shares will be paid on May 3, 2023.

•	2d Discharge of the executive directors and the non-executive directors of the Board during the financial year 2022 for the performance of his or her duties during 2022 (voting item)

It is proposed to discharge the executive directors and non-executive directors of the Board (including those members of the Board who were in office for part of the financial year) in respect of the performance of their duties in the financial year ending on December 31, 2022 to the extent apparent from the 2022 Annual Report, including the 2022 Annual Financial Statements and from disclosures and statements made during the Annual General Meeting.

Item 3: 2022 Remuneration Report

•	3a Application of the remuneration policy in 2022 (advisory voting item)

The Remuneration Report for 2022 is contained in the Company’s Annual Report. Our 2022 Remuneration Report gives an overview of how our Remuneration Policy has been implemented in 2022. The Report has been prepared in line with the legal disclosure requirements contained in the Dutch Civil Code implementing the European Shareholders’ Rights Directive. In light of combined US-Netherlands disclosures, the remuneration disclosure for 2022 is even more elaborate and transparent than the disclosures made in the 2021 Remuneration Report. For further details on the remuneration of the Company’s directors, please refer to the “Executive Compensation Tables” and “Compensation of Directors” sections of the Annual Report.

•	3b Proposal to approve the plan to grant rights to subscribe for common shares to executive directors under equity incentive plans (voting item)

A key element of the Company’s compensation philosophy is to use incentive pay to drive organization-wide alignment with shared strategic company goals and values, and to reward achievement of those goals in a manner consistent with our purpose, vision, and cultural beliefs. Aligning to our strategic targets and transforming our culture are vital to successfully executing our Capital Markets Day objectives.

Equity-based compensation is critical to achieving this alignment because it (1) directly ties compensation to the Company’s long-term goals and strategic priorities, (2) links executive directors, senior management and selected employees’ long-term performance and interests with those of our shareholders and (3) discourages imprudent risk -taking. Equity-based compensation is also integral to the Company’s Remuneration Policy and a key component of our pay-for-performance philosophy.

In February 2023, the Board of Directors approved the long-term incentive program (“LTIP”) for the executive directors under the Equity Incentive Plan (“EIP”). The EIP, previously approved by the Company’s shareholders, governs any equity awards granted under the EIP to executive directors and other key leaders (see below for a summary of such rules and principles). Up to a maximum of 3,100,000 rights to subscribe for common shares are reserved for issuance to the executive directors under the LTIP (described below).

LTIP

The LTIP, tied to the updated 2024 Strategic Business Plan after the demerger of the Iveco Group businesses, spans a performance period ending in 2025 and includes the following awards:

•	A grant covering the 2022-2024 performance period (“LTI 2022-2024 Award”);

•	A grant covering the 2023-2025 performance period (“LTI 2023-2025 Award”).

These grants are consistent with the Company’s strategic time horizon presented at the Capital Markets’ Day event on February 22, 2022.

Under the LTIP, a combination of performance share rights (“PSUs”) and restricted share rights (“RSUs”), each representing the right to receive one common share of the Company, will be awarded to the Chair and to the Chief Executive Officer of the Company (subject to the shareholders’ approval and their (re)-appointment as executive directors at the 2023 Annual General Meeting).

The PSUs will be subject to the achievement of certain performance targets as further described below, while the RSUs will be subject only to the participant’s continuing service as an officer, director or employee of the Company; both PSUs and RSUs are also subject to individual performance. Negative discretion may be exercised by the Human Capital and Compensation Committee of the Board of Directors (the “Committee”).

The PSU awards are based on the achievement of defined key performance indicators relating to: (i) Average of Industrial Return on Invested Capital (“RoIC”), weighted 50% and (ii) Cumulative Adjusted Earnings per Share (“EPS”) weighted 50%, with a payout range from 30% of target for threshold goals achieved to 200% of target for outstanding performance. The Company’s Total Shareholder Return (“TSR”; RoIC, EPS and TSR, collectively the “Metrics”) ranking among a pre-selected comparator group at the end of the three-year performance period will act as a downward/upward multiplier that can adjust the award from 0.75 to 1.25. Specifically, the earned payout achieved under the two weighted metrics, RoIC and EPS, will be adjusted for the TSR percentile ranking according to the following chart:

Percentile Ranking	Relative TSR Modifier(1)
Outstanding: 75th and greater	1.25	(2)
Target: 50th	1.00
Threshold: 25th or lower	0.75

(1)	Modifier prorated between threshold, target and outstanding percentile ranking.
(2)	Maximum overall payout versus target is capped at 200%.

TSR performance will be assessed against a single peer group of sixteen companies that reflect both the agriculture and construction equipment aspects of our business:

Agriculture Peers	Construction Equipment Peers		Composite Peers (Agriculture and Construction Equipment)
AGCO Corporation	AB Volvo	Komastu Ltd.	Bucher Industries AG

Husqvarna AB	Alstom SA	Sandvik AB	Cummins Inc.

Kubota Corporation	Caterpillar Inc.	Terex Corporation	Deere & Company

The Toro Company	Kion Group AG	Westinghouse Air Brake Technologies Corp	Trimble Inc.

The Committee may adjust the TSR comparator group in the event of any merger, combination or other event affecting the comparator companies.

The PSUs awarded under the LTI 2022-2024 Award and LTI 2023-2025 Award will vest in 2025 and 2026, respectively, based on the achievement of each target of RoIC and EPS determined independently, and as adjusted according to the TSR multiplier. Hence, the total number of common shares that will be issued upon vesting of the PSUs will depend on the level of achievement of RoIC and EPS and the downward/upward effect of TSR, but subject to an overall maximum of 200% of the target award.

The RSUs under the LTI 2022-2024 Award and LTI 2023-2025 Award will vest three years from grant date or 2025 and 2026, respectively, subject to continued employment of the Executive Director.

The LTIP has been reviewed and approved by the Committee and is consistent with: (i) the 2024 Strategic Business Plan presented at the Capital Markets Day event held on February 22, 2022 as updated, (ii) the Remuneration Policy as it relates to the executive directors, as approved by the General Meeting of shareholders, and (iii) any other applicable rules and relevant provisions of law.

The Board of Directors believes that the LTIP is in line with market trends for long term incentive plans. The Board of Directors furthermore believes that the LTIP, along with the share ownership guidelines the Board of Directors has also approved for its Chair and Chief Executive Officer, increases the alignment between the Company’s performance and shareholder interests, by linking the executive director’s compensation opportunity to increasing shareholder value.

Under the EIP the Board reserves the right to amend, suspend or terminate any or all provisions of the new LTIP within the sole discretion of the Board subject to the consent of the award holder in certain cases.

The Board of Directors therefore submits to the General Meeting of shareholders for its approval the requested maximum authorization for rights to subscribe for up to 3,100,000 common shares for executive directors under the LTIP in accordance with and under the EIP, the Articles of Association and Dutch law (including for the avoidance of doubt and insofar needed to issue common shares under rights to subscribe for shares already previously awarded to executive directors).

The EIP also includes numerous best practice corporate governance features designed to protect shareholder interests and to reflect our Remuneration Policy and our compensation practices, including but not limited to:

•

Double-Trigger Change in Control Provisions: The default treatment of awards under the EIP in connection with a “change of control” requires that vesting will accelerate only if a change in control occurs and the employees’ employment is terminated involuntarily within 24 months following the change of control (unless awards are terminated in the transaction);

•	No Discounted Options: Stock options and stock appreciation rights may not be granted with exercise prices lower than the fair market value of the underlying shares on the date of grant;

•	Dividend Equivalents: No payment of dividend equivalents unless the vesting terms, including performance criteria associated with an award are satisfied.

•	No Transferability: Awards generally may not be transferred other than by will or the laws of descent and distribution.

•

Clawback: Retroactive adjustments and reimbursement provisions apply if any cash or equity incentive award is predicated upon achieving financial results and the financial results were subject to an accounting restatement.

Item 4: Re-appointment of the executive directors, and (re)-appointment of the non-executive directors

In accordance with the Company’s Articles of Association, the term of office of the executive directors and the non-executive directors will expire at the end of the Annual General Meeting of April 14, 2023. Each executive director and each non-executive director may be re-appointed at any subsequent Annual General Meeting of shareholders. In light of the size of the Company, the complexity and specific characteristics of the segments in which it operates and the geographic distribution of its businesses, the Board should be composed of individuals with skills, experience and cultural background, both general and specific, acquired in an international environment and relevant to an understanding of the macro-economy and global markets, more generally, as well as the industrial and financial sectors, more specifically. An appropriate and diversified mix of skills, professional backgrounds and diversity factors are fundamental to the proper functioning of the Board as a collegial body.

The composition of the Board should also be correctly balanced between executive directors, i.e. those who hold responsibility for the day-to-day management and are vested with executive powers, and non-executive directors. Finally, the presence of independent directors is essential in order to protect the interests of all shareholders and third parties. On the basis of the proposal made by the Environmental, Social and Governance Committee (the “ESG Committee”), the Board therefore proposes that the number of directors be set at nine (9), a number deemed appropriate for the effective functioning of the Board and its Committees, and that number of executive directors be confirmed at two (2), a number deemed appropriate for the effective functioning of the Board. Therefore, the Board recommends: (a) the re-appointment of the current executive directors, Ms. Heywood and Mr. Wine, (b) the re-appointment of Mr. Buffett, Ms. Linehan, Mr. Nasi, Mr. Sørensen, and Ms. Tamsons as non-executive directors and the appointment of Ms. Elizabeth Bastoni and Mr. Richard J. Kramer, as non-executive directors. Both executive directors and all non-executive directors are eligible and have stated their willingness to accept either re-appointment or appointment, as the case may be. The Company has also determined that Elizabeth Bastoni, Howard W. Buffett, Richard J. Kramer, Karen Linehan, Vagn Sørensen and Åsa Tamsons, satisfy the independence requirements prescribed by applicable laws and regulations.

Pursuant to the Articles of Association, the new term of office of the directors will expire on the day of the first Annual General Meeting of shareholders that will be held in 2024. The directors’ remuneration will comply with the Remuneration Policy (as revised by the shareholders at the Annual General Meeting held in April 2020).

•	4a Re-appointment of Suzanne Heywood (voting item)

•	4b Re-Appointment of Scott W. Wine (voting item)

The Board believes that the contribution and performance of the executive directors seeking re-appointment at the Annual General Meeting of shareholders continues to be effective, and that each demonstrate commitment to their respective roles in the Company. Accordingly, the Board recommends to re-appoint Suzanne Heywood and Scott W. Wine as executive directors.

•	4c Re-appointment of Howard W. Buffett (voting item)

•	4d Appointment of Karen Linehan (voting item)

•	4e Re-appointment of Alessandro Nasi (voting item)

•	4f Re-appointment of Vagn Sørensen (voting item)

•	4g Re-appointment of Åsa Tamsons (voting item)

•	4h Appointment of Elizabeth Bastoni (voting item)

•	4i Appointment of Richard J. Kramer (voting item)

The Board believes that the contribution and performance of the non-executive directors seeking re-appointment at the Annual General Meeting of shareholders continues to be effective, and that they each demonstrate commitment to their respective roles in the Company. Accordingly, the Board recommends to re-appoint Howard W. Buffett, Karen Linehan, Alessandro Nasi, Vagn Sørensen, and Åsa Tamsons. In line with the Company’s needs of having a Board composed of individuals with skills, experience and cultural background, acquired in an international environment with the aim of having a Board with an appropriate mix of skills, professional backgrounds and diversity factors, the Board further recommends the appointment of Elizabeth Bastoni and Richard J. Kramer as non-executive directors.

The Board believes that the contributions of Ms. Bastoni and Mr. Kramer will strengthen the expertise and capabilities of the Board of Directors of the Company. Ms. Bastoni and Mr. Kramer are eligible and have stated their willingness to accept their appointment.

Pursuant to the Articles of Association, the term of office of all the directors will expire on the day of the Annual General meeting that will be held in 2024. The remuneration of the nominees will comply with the Company’s Remuneration Policy.

The relevant biographical details and curriculum vitae of each nominee are available for inspection at the offices of the Company as well as on the Company’s website (www.cnhindustrial.com).

Item 5: Issuance of new shares by the Company and acquisition of shares by the Company

Under Dutch law, the Annual General Meeting of shareholders can authorize the Board of Directors to issue shares or grant rights to subscribe for shares, to exclude pre-emptive rights and to acquire shares in the share capital of the Company.

•	5a Authorization to issue and/or grant rights to subscribe for shares (voting item)

At the Annual General Meeting of shareholders on April 13, 2018, the General Meeting of shareholders authorized the Board of Directors to issue and/or grant rights to subscribe for shares. After consideration of market practices and engagement with certain institutional investors who are shareholders of our Company, the General Meeting of shareholders is now requested to extend the authorization. It is proposed that the General Meeting of shareholders authorizes the Board of Directors for a period of 18 months, beginning April 14, 2023, to issue shares or grant rights to subscribe for shares. The authorization will be limited to 10% of the Company’s issued share capital per the date of the Annual General Meeting of 2023. The authorization may be used in connection with awards under the Company’s equity incentive plans, but may also serve other purposes, such as the funding of acquisitions.

•	5b Authorization to limit or exclude pre-emptive rights (voting item)

At the Annual General Meeting of shareholders on April 13, 2018, the General Meeting of shareholders authorized the Board of Directors to limit or exclude pre-emptive rights in relation to the issue and/or grant rights to subscribe for shares. The General Meeting of shareholders is now requested to extend the authorization. After consideration of market practices and engagement with certain institutional investors who are shareholders of our Company, it is proposed that the General Meeting of shareholders authorize the Board of Directors for a period of 18 months, beginning April 14, 2023, to restrict or exclude shareholders’ pre-emptive rights in relation to the issue of shares or the granting of rights to subscribe for shares pursuant to the authorization under agenda item 5a.

•	5c Authorization to Issue Special Voting Shares (voting item)

At the Annual General Meeting of shareholders on April 13, 2018, the General Meeting of shareholders authorized the Board of Directors to issue and/or grant rights to subscribe for special voting shares. This authorization is requested in the event, pursuant to our by-laws, we are required to issue special voting shares to one or more shareholders who satisfy the special voting share holding period and other requirements contained in our by-laws (e.g., uninterrupted holding of common shares for three years; registration in the special voting share register for three years, etc.). To meet potential future requests of shareholders in this respect, the General Meeting of shareholders is now requested to extend this authorization.

It is therefore proposed that the General Meeting of shareholders authorize the Board of Directors to issue special voting shares for a period of 5 years, beginning on the date the current authorization expires, or September 27, 2023. The authorization will be limited to 10% of the Company’s issued share capital per the date of the Annual General Meeting of 2023.

•	5d Authorization to Purchase Own Shares (voting item)

At the Annual General Meeting of shareholders on April 13, 2022, the General Meeting of shareholders authorized the Board of Directors to acquire common shares in its own share capital. The General Meeting of shareholders is now requested to extend the current authorization of the Board of Directors. It is proposed to the General Meeting of shareholders to authorize the Board of Directors for a period of 18 months, beginning on April 14, 2023, to acquire common shares in its own share capital on Euronext Milan or the New York Stock Exchange or through other means (including but not limited to derivatives, private, over-the-counter, or block trades or otherwise), subject to the following:

•	The maximum number of shares which may be acquired is 10% of the issued share capital per the date of the Annual General Meeting of 2023;

•

Transactions will be subject to a maximum price per common share equal to the average of the highest price on each of the five trading days prior to the date of acquisition, as shown in the Official Price List of Euronext Milan or the New York Stock Exchange (as the case may be) plus 10% (maximum price) and to a minimum price per common share equal to the average of the lowest price on each of the five trading days prior to the date of acquisition, as shown in the Official Price List of Euronext Milan or the New York Stock Exchange (as the case may be) minus 10% (minimum price).

If granted, this authorization replaces the authorization of the General Meeting of shareholders of April 13, 2022.

This new authorization does not obligate the Company to buy-back any common shares. If granted, the buy back of shares will be conducted by way of a share buy-back program in line with applicable EU rules. The launch of such program and the determination of its terms and conditions is subject to a Board approval. The current share-buy back program announced on September 19, 2022 will expire on October 12, 2023. Further, any buy-back program may be suspended, discontinued or modified at any time for any reason and without previous notice in the Company’s sole discretion in accordance with applicable laws and regulations.

Item 6: Re-appointment of the Independent Auditor

Under the applicable laws and regulations Ernst & Young Accountants LLP (“Ernst & Young”) is no longer allowed to audit the Company’s financial statements following the issuance of its audit opinion with the 2022 financial statements. Hence, in the second half of 2021 the Audit Committee oversaw a competitive process among various international audit firms to replace the Company’s auditor. At the end of this process, among three short-listed audit firms who had submitted a proposal, the Audit Committee recommended to the Board to submit the appointment of Deloitte Accountants B.V. (“Deloitte”) as the Company’s independent auditor for the financial year ending December 31, 2023. The choice was based upon the overall better competitiveness of their proposals in terms of price and team composition as compared to the other offers. At the Annual General Meeting of shareholders on April 13, 2022, the General Meeting of shareholders approved the appointment of Deloitte as the Company’s independent auditor for the 2023 financial year. The Board continues to support and recommend the appointment of Deloitte and therefore is requiring your approval of such appointment for the role of the independent auditor of the Company for the 2024 financial year.

Item 7: Close of meeting

CNH Industrial N.V., March 2, 2023

THIS IS NOT A PROXY STATEMENT. THE COMMON SHARES AND SPECIAL VOTING SHARES OF CNH INDUSTRIAL N.V. ARE EXEMPT FROM THE PROXY RULES UNDER THE UNITED STATES SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.